                                                               EXHIBIT 99-B.15.1


                               Power of Attorney



I, David E. Bushong, Acting Chief Financial Officer of Aetna Life Insurance and Annuity Company, do hereby constitute and appoint Susan E. Bryant, Steven J. Lauwers, and Julie E. Rockmore and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statements listed below filed with the Securities and Exchange Commission by Aetna Life Insurance and Annuity Company under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, including but not limited to pre-effective amendments and post-effective amendments to such filings:

Registration Statements filed under the Securities Act of 1933, as amended:

2-52448                      33-75966                     33-75998

2-52449                      33-75968                     33-76000

33-2339                      33-75970                     33-76002

33-34370                     33-75972                     33-76004

33-34583                     33-75974                     33-76018

33-42555                     33-75976                     33-76024

33-60477                     33-75978                     33-76026

33-61897                     33-75980                     33-79118

33-62473                     33-75982                     33-79122

33-75248                     33-75984                     33-81216

33-75954                     33-75986                     33-87642

33-75956                     33-75988                     33-87932

33-75958                     33-75990                     33-88720

33-75960                     33-75992                     33-88722

33-75962                     33-75994                     33-88724

33-75964                     33-75996                     33-91846


Registration Statements filed under the Investment Company Act of 1940:


811-2512
811-2513
811-4536
811-5906


hereby ratifying and confirming on this 13th day of September, 1995 my signature as it may be signed by my said attorneys to any such registration statements, applications and any and all amendments thereto:



/s/ David E. Bushong
-----------------------------------------------
David E. Bushong
Acting Chief Financial Officer
(Principal Accounting and Financial Officer)